UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2014

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4174 Old Stockyard Road, Suite F
Marshall, Virginia 20115

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On February 10, 2014, Timios National Corporation (the “Company”) received a copy of a written consent in lieu of a meeting dated February 4, 2014, executed by YA Global Investments, L.P. (“YA”) as the holder of the majority of the outstanding shares of the Company’s Series J Preferred Stock and common stock, on an as-converted basis, (the “Written Consent”), pursuant to which YA removed C. Thomas McMillen and Trevor Stoffer as directors of the Company and appointed Trevor Stoffer, George O’Leary and John J. McGlynn III to fill the vacancies created on the Company’s board of directors.  The Company intends to file and mail an Information Statement on Schedule 14C to its stockholders informing them of the action taken by Written Consent, which action will be effective twenty calendar days after the mailing of such Information Statement.  No reason was provided by YA in the Written Consent for the removal of the directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Trevor Stoffer
	Name:	Trevor Stoffer
	Title:	Chief Operating Officer

Date: February 11, 2014